CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Santa Fe Gold Corporation

We hereby consent to the incorporation by reference in this registration statement on Form S-3, and any prospectus or supplement thereto, of our report dated October 1, 2009 relating to the consolidated financial statements of Santa Fe Gold Corporation as of June 30, 2009 and 2008 and for the years then ended. We also consent to the reference to us under the caption "Experts" in this registration statement.

Denver, Colorado
November 11, 2009